EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-09797 and 333-36845) of Cylink Corporation of our report dated February 26, 1999, which appears on page 20 of this Form 10-K.





PricewaterhouseCoopers LLP
San Jose, California
March 31, 1999